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                                                                 Exhibit 23(ii)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
 Deloitte & Touche LLP

Richmond, Virginia
May 1, 2000